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                                                                  Exhibit (d)(3)

                              SUBADVISORY AGREEMENT


THIS AGREEMENT is made this 30th day of October, 1998 by and between ING MUTUAL FUNDS MANAGEMENT CO. LLC, a Delaware limited liability company (the "Investment Adviser"), and Baring International Investment Limited (the "Sub-Adviser").

                               W I T N E S S E T H

         WHEREAS, the Investment Adviser is registered and will remain registered during the term of this Agreement as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and engages in the business of acting as an investment adviser; and

         WHEREAS, the Sub-Adviser is registered and will remain registered during the term of this Agreement as an investment adviser under the Investment Advisers Act, is regulated in the conduct of its investment business by the Investment Management Regulatory Organisation of the United Kingdon ("IMRO") and engages in the business of acting as an investment adviser; and

         WHEREAS, the Investment Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the Investment Adviser in connection with the underlying investment funds specified on Schedule A hereto (collectively, the "Funds," and each, a "Fund"), each of which is an investment portfolio of the ING Funds Trust (the "Trust"); and

         WHEREAS, the Sub-Adviser is willing to make available to the Investment Adviser and to the Funds certain sub-investment advisory services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. Appointment. The Investment Adviser hereby appoints the Sub-Adviser to provide certain sub-investment advisory services for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Asset Allocation. The Sub-Adviser shall allocate the assets of each of the Funds for which the Sub-Adviser, Baring Asset Management, Inc. and Baring International Investment (Far East) Limited act as co-sub-advisers (collectively, the "Co-Sub-Advisers") among the Co-Sub-Advisers.

3. Sub-Investment Advisory Services. Subject always to the supervision of the Investment Adviser and the Trust's Board of Trustees, the Sub-Adviser will furnish an investment program
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in respect of, and make investment decisions for, the portions of the Funds allocated directly to it by the Investment Adviser or, with regard to the Funds to be managed by the Co-Sub-Advisers as indicated on Schedule A, the portions of the Funds allocated to it by itself. The Sub-Adviser will place all orders for the purchase and sale of securities for such portions of the Funds allocated to it. In the performance of its duties, the Sub-Adviser will (a) comply with the provisions of the Trust's written procedures adopted by its Board of Trustees, and the investment objective, policies and restrictions of the Funds as provided in pre-effective amendment no.1 to the Trust's registration statement on form N-1A dated October 28, 1998 and in subsequent post-effective amendments to its registration statement and filings made under Rule 497 of the Securities Act of 1933, as amended, that are delivered to the Sub-Adviser in writing, (b) use its best efforts to safeguard and promote the welfare of the Funds, and (c) will comply with other policies which the Trust's Board of Trustees or the Investment Adviser, as the case may be, may from time to time determine and communicate in writing to the Sub-Adviser.

      The Sub-Adviser further agrees that it:

      (a) will use the same skill and care in providing such services as it uses in providing services to other accounts for which it has investment management responsibilities;

      (b) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer or, in the case of foreign exchange transactions, with a bank;

      (c) will report regularly to the Board of Trustees of the Trust and to the Investment Adviser and will make appropriate persons available for the purpose of reviewing with representatives of the Investment Adviser on a regular basis the management of the Funds, including, without limitation, review of the general investment strategy of the Funds, interest rate considerations and general conditions affecting the marketplace;

      (d) will maintain books and records with respect to the Funds' securities transactions as are required of the Sub-Adviser pursuant to Paragraph 7 hereof and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request;

      (e) will treat confidentially all records and other information relative to the Trust; and

      (f) in making investment recommendations for the Funds, the Sub-Adviser's personnel will not inquire as to or take into consideration whether the issuers of securities proposed for purchase or sale for a Fund's accounts are clients of the Sub-Adviser or of its affiliates. In dealing with such clients, the Sub-Adviser and its affiliates will not inquire as to or take into consideration whether securities of those customers are held by the Trust.


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4.    Sub-Adviser Disclosures as Required by IMRO. In accordance with the rules of IMRO, the Sub-Adviser is required to inform the Trust that:

      (a) any formal complaints in respect of the services provided to the Trust under this Agreement should be made to the Sub-Adviser's Compliance Officer, who is required to deal with them in accordance with the IMRO rules. The Trust also has a right of complaint direct to the Investment Ombudsman of the United Kingdom;

      (b) investments may be made by the Sub-Adviser in various currencies in accordance with the investment objective, policies and restrictions of the Funds as described under Paragraph 3 and the movement of exchange rates may have a separate effect, unfavourable as well as favourable, on the gains or losses otherwise experienced on the investments;

      (c) the Sub-Adviser may effect transactions in warrants in accordance with the investment objective, policies and restrictions of the Funds as described under Paragraph 3, which often involve a high degree of gearing so that a relatively small movement in the price of the security to which the warrant relates may result in a disproportionately large movement, unfavourable as well as favourable, in the price of the warrant;

      (d) the Sub-Adviser shall not commit any Fund to any transactions which would require the Trust to supplement the funds in a Fund unless permitted to do so in writing by the Trust. Investments in a Fund may not be lent or deposited by way of collateral with a third party unless permitted in accordance with the investment objective, policies and restrictions of the Funds as described under Paragraph
            3. Money may not be borrowed by the Sub-Adviser on the Trust's behalf except in accordance with the investment objective, policies and restrictions of the Funds as described under Paragraph 3; and

      (e) in providing its services to the Trust, the Sub-Adviser will only effect transactions suitable for the Funds and will secure best execution of those transactions.

5. Broker-Dealer Relationships. With regard to the portions of the Funds allocated to it, the Sub-Adviser is responsible for decisions to buy and sell securities, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser may select any affiliated person of the Trust, the Investment Adviser, or the Sub-Adviser to the extent permitted pursuant to the Trust's procedures for securities transactions with affiliated brokers pursuant to Section 17(e)(2) and Rule 17e-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act").

      The Sub-Adviser's primary consideration in effecting a security transaction will be execution at a price that is reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable

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transactions, including similar securities being purchased or sold on a securities exchange during a comparable period of time. In selecting a broker-dealer to execute each particular transaction, the Sub-Adviser will seek the best overall terms available and will take the following into consideration: the best net price available; the reliability, integrity, financial condition and execution capability of the broker-dealer; the size of and difficulty in executing the order; and the value of the brokerage and research services provided by the broker-dealer. Accordingly, the price to a Fund in any transaction may be less favorable than that available from another broker-dealer.

      The Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Trust. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of a Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund, the Trust and/or other accounts over which the Sub-Adviser or an affiliate excercises investment discretion. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report regularly to the Board of Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefor. In addition, the Sub-Adviser will report to the Trust annually on the proportion of soft dollar commissions against the total commissions paid and the value of services received. A list of those brokers with whom the Sub-Adviser has soft dollar arrangements will be sent to the Trust at the same time. The Trust will also be informed immediately of any material change in the Sub-Adviser's policy relating to soft dollars.

6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times conform to: (a) all applicable provisions of the Investment Company Act and the Investment Advisers Act and any rules and regulations adopted thereunder as amended; (b) the provisions of the Registration Statement of the Trust under the Securities Act of 1933, as amended, and the Investment Company Act; (c) the provisions of the Trust Instrument of the Trust, as amended; (d) the provisions of the By-laws of the Trust, as amended; and (e) any other applicable provisions of state and federal law.

7. Books and Records. In compliance with Rule 3la-3 under the Investment Company Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust on behalf of the Investment Adviser are the property of the Trust and further agrees to surrender promptly to the Trust or to the Investment Adviser copies of any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 adopted under the Investment Company Act all records required to be maintained by the Sub-Adviser on behalf of the

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Investment Adviser under Rule 3la-1(b)(5), (6), (7), (9) and (10) under the
Investment Company Act.

8. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

9. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Investment Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee computed daily and paid monthly in arrears at the annual rate set forth on Schedule A, based on each Fund's average daily net assets, computed in the manner set forth in the Registration Statement of the Trust. With regard to certain of the Funds indicated on Schedule A for which the Co-Sub-Advisers provide co-sub-advisory services, the Investment Adviser will pay the full fee to Baring Asset Management, Inc. who will accept the fee on behalf of all the Co-Sub-Advisers and who will in turn pay to the other Co-Sub-Advisers their compensation as agreed between Baring Asset Management, Inc. and the other Co-Sub-Advisers. In the event that investment advisory fees charged to a Fund by the Investment Adviser are waived, deferred or reduced, then sub-advisory fees payable in accordance with this Paragraph 9 shall be proportionally waived, deferred or reduced. Such fee reduction, if applicable, shall be applied on a monthly basis at the time each payment of sub-advisory fees is due hereunder. The Sub-Adviser will be given at least 30 days' written notice of any proposed waiver, deferral or reduction of investment advisory and sub-advisory fees. Further, if the fees payable to the Sub-Adviser begin to accrue before the end of any month, or if this Agreement terminates before the end of any month, then such fees for such month shall be prorated according to the proportion which the partial period bears to the full month in which such effectiveness or termination occurs.

10. Exclusivity. The investment management services furnished by the Sub-Adviser shall not be deemed exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to other clients (including other investment companies) and engage in other activities. It is understood that depending upon the investment objectives, policies and circumstances of the Sub-Adviser's other clients, the investment advice rendered by the Sub-Adviser to such other clients may differ from the investment advice rendered to the Funds.

11. Liability of Sub-Adviser. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors or employees, the Sub-Adviser shall not be subject to liability to the Investment Adviser for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12. Limit of Liability. The terms the "ING Funds Trust" and "Trustees" (of the Trust) refer, respectively to the trust created and the Trustees, as trustees but not individually or personally,

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acting from time to time under the Trust's organizational documentation, to which reference is hereby made. The obligations of the "ING Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Funds, and all persons dealing with the Funds or other series of the Trust must look solely to the assets of the Funds for the enforcement of any claims against the Trust.

13. Term. This Agreement shall become effective as it pertains to a Fund at the close of business on the date opposite the Fund's name on Schedule A and shall remain in force and effect for two years for the Fund from such date and thereafter from year to year, provided that such continuance is specifically approved at least annually: (a) (i) by the Trust's Board of Trustees or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act); and (b) by the affirmative vote of a majority of the Trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as Trust trustees), by votes cast in person at a meeting specifically called for such purpose.

14. Termination. This Agreement may be terminated at any time as it pertains to a Fund, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of the Fund's outstanding voting securities, by the Investment Adviser, or by the Sub-Adviser on sixty (60) days' written notice to the other parties. The notice provided for herein may be waived by any party. This Agreement shall automatically terminate in the event of its assignment. The term "assignment" for the purpose of this paragraph has the meaning defined in Section 2(a)(4) of the Investment Company Act.

15. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

16. Notices. Any notices under this Agreement may be by facsimile, electronic mail or by any other method, provided that such notice shall be followed by written notice, addressed and delivered or mailed postage paid to the other party at the address set forth below or such address as may subsequently be designated for the receipt of such notice in accordance with the provisions hereof. Until further notice to the other party, it is agreed that the address of the Trust and the Investment Adviser shall be 18 Campus Blvd., Suite 200, Newtown Square, PA 19073, and the address of the Sub-Adviser shall be 155 Bishopsgate, London, England EC2M 3XY.

17. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is modified by rules, regulation or order of the Securities and


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Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and both of which, collectively, shall constitute one agreement.

19. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.



BARING INTERNATIONAL INVESTMENT             ING MUTUAL FUNDS MANAGEMENT CO. LLC
LIMITED

By:        /s/                              By:      /s/John J. Pileggi
         ---------------------------                ---------------------------
Title:        Director                      Title:    President
         ---------------------------                ---------------------------


Attest By: /s/                              Attest By: /s/Louis S. Citron
         ---------------------------                  -------------------------
Title:         VP, Human Resources          Title:    Senior Vice President
             -----------------------            -------------------------------


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Schedule A

Name of Fund                            Fee Rate*         Organizational Approval Date
------------                            ---------         ----------------------------
ING Emerging Markets Equity Fund**      0.625%             October 30, 1998

ING International Equity Fund**         0.625%             October 30, 1998

ING International Bond Fund **          0.500%             October 30, 1998

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*     For the first year of operations, the fee rate will be one-quarter (1/4)
      of the annual fee rate reflected herein. For the second year of operations, the fee rate will be one-half (1/2) of the annual fee rate reflected herein.

** The Sub-Adviser with the other Co-Sub-Advisers provides co-sub-advisory services to these Funds.

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